Exhibit 99.1

BioCardia Initiates Patient Enrollment at Emory University School of Medicine for Ongoing CardiAMP HF II Pivotal Study

CardiAMP HF II is Evaluating the CardiAMP™ Cell Therapy Product for Treating Patients with Ischemic Heart Failure of Reduced Ejection Fraction and Elevated Markers of Cardiac Stress

Dr. Arshed Quyyumi, Professor of Medicine, Division of Cardiology, Department of Medicine, Emory University School of Medicine, and Co-Director of the Emory Clinical Cardiovascular Research Institute to Serve as Principal Investigator

Sunnyvale, Calif. – April 11, 2025 - BioCardia, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, announced today that Emory University School of Medicine in Atlanta Georgia is now enrolling patients with ischemic heart failure in the Company’s ongoing pivotal Phase III CardiAMP HF II trial. Emory University joins esteemed clinical sites throughout United States participating in the study.

The CardiAMP HF II Study is evaluating the Company’s lead therapeutic product candidate, a system designed for the harvest, processing, and minimally-invasive delivery of autologous mononuclear cells to the heart intended to enhance microvascular density and reduce fibrosis. The study is comparing treatment with CardiAMP Therapy to a placebo procedure with all patients on stable guideline directed medical therapy.

“The CardiAMP cell therapy has shown compelling benefits for the treated patients in the trial results recently presented at the American College of Cardiology Scientific Sessions,” said Dr. Arshed Quyyumi, MD, Professor of Medicine, Division of Cardiology, Department of Medicine, Emory University School of Medicine, and Co-Director Emory Clinical Cardiovascular Research Institute.“ The screening for CD34+ cell composition and high dosage being delivered in a interventional cardiology setting is in alignment with our own past research and enhances both my confidence in the results recently presented and the potential for treated patients to do well in the study ahead. Our team at Emory is looking forward to offering patients with heart failure the opportunity to participate in this minimally invasive autologous cell therapy trial.”

“Dr. Quyyumi’s significant expertise in these trials and inspiring leadership, coupled with the world-class capabilities at Emory University School of Medicine, a leading institution in the development of the field of interventional cardiology in the United States, is a great addition to the CardiAMP-HF II trial,” said Peter Altman, PhD, President and CEO of BioCardia. “We believe this collaboration will assist the Company on many levels, including their anticipated strong support in accelerating patient enrollment in the CardiAMP HF II trial towards its target completion in 2027.”

About Chronic Heart Failure of Reduced Ejection Fraction (HFrEF)

Heart failure of reduced ejection fraction (HFrEF) is a clinical condition in which the output of blood from the heart is insufficient to meet the metabolic demands of the body. In 2022, the American Heart Association report on heart disease statistics estimated that 3 million American adults ages 20 and older have heart failure of reduced ejection fraction with a prevalence expected to increase to more than 4 million people by 2030. During heart failure progression, the heart steadily loses its ability to respond to increased metabolic demand, and mild exercise soon exceeds the heart’s ability to maintain adequate output. Towards the end stage of the disease, the heart cannot pump enough blood to meet the body’s needs at rest. At this stage, fluids accumulate in the extremities or in the lungs making the patient bedridden and unable to perform the activities of daily living. Despite guideline-directed therapies employing a wide range of pharmacologic, device, and surgical options, many patients deteriorate over time and develop advanced heart failure symptoms that cannot be effectively managed by existing medical therapies.

About CardiAMP Cell Therapy

Granted Breakthrough Designation by the FDA, the CardiAMP Cell Therapy uses a patient’s own bone marrow cells delivered to the heart in a minimally invasive, catheter-based procedure to potentially stimulate the body’s natural healing response. CardiAMP Cell Therapy incorporates three proprietary elements not previously utilized in investigational cardiac cell therapy: a pre-procedural cell analysis for patient selection, a high target dosage of cells, and a proprietary delivery system that has been shown to be safer than other intramyocardial delivery systems and exponentially more successful in cell retention. Clinical development to date in randomized controlled double blinded trials has shown trends towards enhanced patient survival, reduced major adverse cardiac events, and improved quality of life. The CardiAMP clinical development for heart failure is supported by the Maryland Stem Cell Research Fund and is reimbursed by Centers for Medicare and Medicaid Services (CMS) for both treatment and control procedures. CAUTION - Limited by United States law to investigational use.

About CardiAMP Heart Failure Clinical Development

Final study results from the randomized double blinded controlled one hundred and twenty-five subjects CardiAMP Heart Failure Study were presented at the American College of Cardiology in March 2025. Results demonstrated increased survival and reduced major adverse cardiac and cerebrovascular events (MACCE) observed study-wide. Statistically significant improvement in composite outcome measure comprised of survival, MACCE, and quality of life seen in patients suffering from active heart stress (those with elevated NTproBNP and BNP biomarkers) treated with CardiAMP Cell Therapy (p=0.02). CardiAMP HF II will focus on these patient responders.

BioCardia’s clinical and regulatory team is actively working to share final results with both the FDA and Japan’s Pharmaceutical and Medical Device Agency in support of approval of the CardiAMP Cell Therapy for these patients with elevated NTproBNP, for whom existing medications may not be sufficient, and also in support of separate approval for the Helix transendocardial biotherapeutic delivery system, whose approval will have value for many biotherapeutic delivery partners.

About BioCardia

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms. For more information visit: www.BioCardia.com.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s investigational product candidates, the potential benefits of CardiAMP cell therapy for patients with ischemic HFrEF, the rate of enrollment in clinical trials ahead, and the approvability of the Company’s investigational product candidates in Japan and the United States. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 26, 2025, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120